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                                                                    EXHIBIT 10.2

                               September 27, 2005

US Airways Group, Inc.
US Airways, Inc.
Crystal Park Four
2345 Crystal Drive
Arlington, VA  22227

      RE: WAIVER OF CERTAIN RIGHTS AND CLAIMS UNDER EMPLOYMENT AGREEMENT

To Whom It May Concern:

      This letter is to confirm in writing my understanding with you regarding the various rights and claims that I have agreed to waive under the terms of my Employment Agreement with you, which originally became effective as of April 19, 2004 (the "Employment Agreement").

      Pursuant to that certain Memorandum of Law of Debtors and Debtors-in-Possession (A) In Support of Confirmation of Joint Plan of Reorganization of US Airways, Inc. and its Affiliated Debtors and Debtors-in-Possession, and (B) In Response to Objections Thereto, filed in the U.S. Bankruptcy Court on September 15, 2005, in Footnote 16, we indicated that the severance payment that I would be eligible to receive would be $1,700,000. In order to comply with that number, I have agreed to waive the following:

      (a) any and all rights or claims to payment under the Long-Term Incentive Plan (the "LTIP") described in Section 4.4 of the Employment Agreement that may now or in the future become due and payable, including but not limited to any payments that may become payable under the LTIP due to a Change in Control (as defined in the Employment Agreement); and

      (b) any and all rights or claims to any payment of any amounts under
Section 6.5(b)(3) of the Employment Agreement that may now or in the future become due and payable.

      It is my understanding that all other provisions of the Employment Agreement shall remain in full force and effect.

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September 27, 2005
Page 2

      I would appreciate your having appropriate representatives execute the bottom of this letter to confirm that my recitation of the waiver is accurate and consistent with your understanding.

                                       Very truly yours,

                                       Bruce R. Lakefield

Confirmed:                                   Confirmed:

US Airways Group, Inc.                       US Airways, Inc.

________________________________             _______________________________
By:  ___________________________             By:  __________________________